Exhibit 10.8

INDEMNIFICATION AGREEMENTS

MariLyn R. Blair

Michael B. Bracy

Robert M. Burks, Jr.

Ted C. DeMerritt

Deloris R. Duquette

C.R. Dwiggins, Jr.

Larry H. Eggleston

Jon E. Eliassen

Russell N. Fairbanks, Jr.

Thomas S. Foley

Thomas S. Glanville

Steven M. Helmbrecht

Chuck McAtee

Philip C. Mezey

Sharon L. Nelson

LeRoy D. Nosbaum

Carl W. Porter

Jared P. Serff

Douglas L. Staker

Malcolm Unsworth

Russell E. Vanos

Robert W. Whitney

Graham M. Wilson